Exhibit 10.3

SECOND AMENDMENT TO AMENDED AND RESTATED
AGREEMENT OF LIMITED PARTNERSHIP OF
PHILLIPS EDISON GROCERY CENTER OPERATING PARTNERSHIP II, L.P.

This SECOND AMENDMENT TO AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP OF PHILLPS EDISON GROCERY CENTER OPERATING PARTNERSHIP II, L.P. (this “Amendment”) is made effective as of March 22, 2016, by PE GROCERY CENTER OP GP II LLC, a Delaware limited liability company (the “General Partner”). Capitalized terms used but not defined herein will have the meanings ascribed to such terms in the Partnership Agreement (as defined below).

WHEREAS, the General Partner, Phillips Edison Grocery Center REIT II, Inc., a Maryland corporation, as Limited Partner (the “Initial Limited Partner”), American Realty Capital PECO II Advisors, LLC, a Delaware limited liability company, as Limited Partner (“ARC”), Phillips Edison NTR II LLC, a Delaware limited liability company, as Limited Partner (“PECO”), and Phillips Edison Special Limited Partner II LLC (formerly PE – ARC Special Limited Partner II LLC), a Delaware limited liability company, as Special Limited Partner (the “Special Limited Partner”), previously entered into that certain Amended and Restated Agreement of Limited Partnership of Phillips Edison Grocery Center Operating Partnership II, L.P., dated as of January 22, 2015 (as amended on December 3, 2015, the “Partnership Agreement”);

WHEREAS, the General Partner, the Initial Limited Partner, ARC, PECO and Special Limited Partner previously entered into that First Amendment to Amended and Restated Agreement of Limited Partnership of Phillips Edison Grocery Center Operating Partnership II, L.P., dated as of December 3, 2015;

WHEREAS, pursuant to Section 14.1(a) of the Partnership Agreement, the General Partner has the power, without the consent of the Limited Partners or the Special Limited Partner, to amend the Partnership Agreement except as set forth in Section 14.1(b) of the Partnership Agreement;

WHEREAS, the General Partner now desires to amend the Partnership Agreement pursuant to Section 14.1(a) of the Partnership Agreement;

NOW, THEREFORE, in consideration of the foregoing, of mutual covenants between the parties to the Partnership Agreement, and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Partnership Agreement is hereby amended as follows:

1.	Amendments to Article 1.

a.	Article 1 of the Partnership Agreement shall be amended to add the following definition:

“TPG Joint Venture” shall mean the Joint Venture named Phillips Edison Value Added Grocery Venture, LLC by and among PECO Value Added Grocery Manager, LLC, PE OP II Value Added Grocery, LLC and TPG RE II Electricity SPV, LP.

b.	The definition of “Cost of Assets” in Article 1 of the Partnership Agreement is amended as follows:

“Cost of Assets” means, with respect to a Real Estate Asset, the purchase price, Acquisition Expenses, capital expenditures and other customarily capitalized costs, but shall exclude Acquisition Fees associated with such Real Estate Asset. Excluded from Cost of Assets are the purchase price, Acquisition Expenses, capital expenditures and other customarily capitalized costs with respect to any Real Estate Asset held by the TPG Joint Venture.

c.    The definition of “Investment” in Article 1 of the Partnership Agreement is amended as follows:

“Investment” or “Investments” means any investment or investments by the Partnership, directly or indirectly, in Properties, Loans or other Permitted Investments; provided that, when a Property, Loan or other Permitted Investment is held through a joint venture, Investment shall refer only to the Partnership’s equity interest in the venture.

2.    Limited Effect; No Modifications. This Amendment is effective as of the date first set forth above. The amendment set forth above shall be limited precisely as written and relate solely to the provision of the Partnership Agreement in the manner and to the extent described above. Except as expressly set forth herein, nothing contained in this Amendment will be deemed or construed to amend, supplement or modify the Partnership Agreement or otherwise affect the rights and obligations of any party thereto, all of which remain in full force and effect.

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IN WITNESS WHEREOF, the General Partner has hereunder affixed its signature to this Amendment as of the date first above written.

GENERAL PARTNER:

PE GROCERY CENTER OP GP II LLC

By:     Phillips Edison Grocery Center REIT II, Inc.,     its sole member

By:    /s/ R. Mark Addy_____________________

Name:	R. Mark Addy

Title:	President